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                                                                   EXHIBIT 99.1

APPLIED ANALYTICAL INDUSTRIES, INC. (AAI) REPORTS RECORD REVENUES FOR FOURTH QUARTER AND FULL YEAR

HIGHLIGHTS:
       - RECORD REVENUES FOR 1999 EXCEED $100 MILLION
       - QUARTERLY REVENUES OF OVER $31 MILLION REACH HIGHEST LEVEL IN 20 YEARS
       - FOURTH QUARTER PRODUCT DEVELOPMENT REVENUE GROWTH EXCEEDS 95% YEAR-OVER-YEAR

WILMINGTON, N.C. (FEBRUARY 24, 2000) -- Applied Analytical Industries, Inc. (NASDAQ: AAII) announced record fourth quarter revenues of $31.7 million, up 12% over the fourth quarter of 1998 and up 39% from the third quarter of 1999. Fourth quarter revenues include a 97% increase in product development revenues compared to a year ago. Fourth quarter earnings per share of $.02 include the impact of a special charge in the quarter of $2.2 million pre-tax for reserves taken on certain customer balances. Full year revenues were up 4%, including a 39% increase in product development revenues.

"Revenues in the fourth quarter and the full year were the largest in AAI's history, exceeding our goal of $100 million" said Frederick D. Sancilio, Ph.D., CEO and Chairman of AAI. "We believe the value of our unique capabilities for solving pharmaceutical customers' drug development problems is evident in the dramatic growth of our product development program, which nearly doubled compared to the fourth quarter of 1998. Our fee-for-service business provides the scientific insights that enable the product development program to grow at these high rates."

Quarterly revenues for the company's fee-for-service business were $28.2 million, an increase of 6% over the fourth quarter of 1998 and 37% over the third quarter of 1999. Product development revenues for the quarter of $3.5 million represent an increase of 97% over the year-ago quarter, the third 1999 quarter with double-digit increases compared to the previous year. Product development revenues rose 65% in the fourth quarter over the third quarter of 1999.

Gross margin for the quarter remained at 45%, consistent with 1998. For the full year 1999, gross margins were 44% compared to 48% in 1998, resulting largely from capacity under-utilization in the second and third quarters. S,G&A spending for the quarter and the year increased as a percentage of sales, reflecting expansion of the company's sales and marketing infrastructure, increases in accounts receivable valuation allowances and the addition of several senior personnel to AAI's management team. The valuation allowances of $2.2 million reflect provisions for fourth quarter credit quality issues in certain accounts receivable.

 "1999 has been a pivotal year for AAI," continued Sancilio. "When we were faced with industry wide volume decreases in the second and third quarters in our fee-for-service business, we kept our


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eye on our long-term product development strategy. R&D efforts were substantial in 1999, and the benefits from those expenditures are being realized in the near term. For example:

         1. In 1999, we made significant investments to establish intellectual property positions in proton pump inhibitors. Patents filed during 1999 and subsequent filings have given us an opportunity to receive substantial revenues. In fact, the $5 million invested in this area has already yielded revenues in excess of that figure in 1999. The agreement we signed with AstraZeneca in the third quarter returned meaningful revenues in 1999. We expect revenues from this relationship to continue for several years. In addition, we've begun early contract negotiations with other major pharmaceutical firms for applications of similar technology. We plan to invest strongly in our R&D program, and especially our Product Life Cycle Management projects, in 2000 and beyond.

         2. Our revenue from azathioprine in the fourth quarter exceeded $7 million, primarily consisting of "niche" manufacturing revenue from Novartis' Geneva Pharmaceuticals, our marketing partner. Significant royalties from these and additional shipments will be realized in subsequent quarters.

         3. The company has received tentative approval in early 2000 from the Food and Drug Administration (FDA) for Buspirone 5, 10 and 15 mg tablets. We plan to launch the products through our pharmaceutical industry licensee when the innovator patents expire.

         4. Several applications are under review at the FDA, with three expected approvals in 2000. Marketing arrangements have been made for these products with our pharmaceutical industry partners. Each of these new products will generate royalties once approved and launched.

"It is our intention to continue to grow the proportion of product development revenues versus fee-for-service revenues. Our goal is to increase product development revenues so that they account for half of our consolidated revenues, although we're a long way from achieving that balance. Profitability and earnings visibility should accelerate as we approach our revenue mix goals," said Sancilio.

Research and development expenditures for the quarter totaled $1.6 million, a 13% increase from the level spent in the year ago period. For the full year 1999, R&D expenditures were $10.3 million, or 10% of sales.

"In summary", said Sancilio, "1999 featured significant gains for our product development program, the commencement of significant new customer relationships, and expansion of our capabilities through acquisition and geographic expansion. We believe that we have all the right ingredients in place for continued growth and success in 2000 and beyond."

--end--

Information in this press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the ability of acquired businesses to be integrated with


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AAI's operations, actual operational performance, results of the Company's research and development program, the ability to hire and retain qualified employees, the ability to maintain large client contracts or enter into new contracts or licenses, regulatory approvals and industry outsourcing trends. Additional factors that may cause the actual results to differ materially are discussed in the Company's recent filings with the Securities and Exchange Commission, including, but not limited to its registration statement, as amended, its Annual Report on form 10-K, its form 8-Ks and its other periodic filings.

For further information contact Meg Humphrey, VP, AAI at 704-367-5119 or Ken Rabb, Phoenix Communications at 919-383-7779.


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

                      Applied Analytical Industries, Inc.
                       Consolidated Statements of Income
                    (In thousands, except per share amounts)


                                                            Three months ended            Twelve months ended
                                                               December 31,                   December 31,
                                                         ------------------------       -----------------------
                                                           1999            1998            1999          1998
Net revenues:
   Fee-for-service                                       $ 28,204       $  26,545       $  92,110       $90,989
   Product development                                      3,450           1,750          10,065         7,254
                                                         --------       ---------       ---------       -------
                                                           31,654          28,295         102,175        98,243
                                                         --------       ---------       ---------       -------

Operating costs and expenses:
   Direct costs                                            17,387          15,559          56,905        50,833
   Selling, general and administrative*                    11,358           8,101          37,347        31,677
   Research and development                                 1,570           1,391          10,305         6,130
   Transaction, integration and restructuring costs            --              --           6,400            --
                                                         --------       ---------       ---------       -------
                                                           30,315          25,051         110,957        88,640
                                                         --------       ---------       ---------       -------

   Income (loss) from operations                            1,339           3,244          (8,782)        9,603

Other income:
   Interest income, net of expense                           (548)            (73)         (1,256)          270
   Other, net                                                (107)            132            (153)          232
                                                         --------       ---------       ---------       -------
                                                             (655)             59          (1,409)          502
                                                         --------       ---------       ---------       -------

Income (loss) before income taxes                             684           3,303         (10,191)       10,105
Provision (benefit) for income taxes                          403           1,284          (2,278)        3,567
                                                         --------       ---------       ---------       -------
Net income (loss)                                        $    281       $   2,019       $  (7,913)      $ 6,538
                                                         ========       =========       =========       =======


Basic earnings (loss) per share                          $   0.02       $    0.12       $   (0.46)      $  0.38
                                                         ========       =========       =========       =======
Weighted average shares outstanding                        17,206          17,180          17,204        17,124
                                                         ========       =========       =========       =======

Diluted earnings (loss) per share                        $   0.02       $    0.11       $   (0.46)      $  0.37
                                                         ========       =========       =========       =======
Weighted average shares outstanding                        17,713          17,892          17,204        17,722
                                                         ========       =========       =========       =======

* The 1999 periods include a special charge for valuation reserve on receivables from certain customers totaling $2.2 million.


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

                      Applied Analytical Industries, Inc.
                  Pro Forma Consolidated Statements of Income
                    (In thousands, except per share amounts)


                                                            Three months ended            Twelve months ended
                                                               December 31,                   December 31,
                                                         ------------------------       -----------------------
                                                           1999            1998            1999           1998
Net revenues:
   Fee-for-service                                       $ 28,204       $  26,545       $  92,110       $90,989
   Product development                                      3,450           1,750          10,065         7,254
                                                         --------       ---------       ---------       -------
                                                           31,654          28,295         102,175        98,243
                                                         --------       ---------       ---------       -------

Operating costs and expenses:
   Direct costs                                            17,387          15,559          56,905        50,833
   Selling, general and administrative*                    11,358           8,101          37,347        31,677
   Research and development                                 1,570           1,391          10,305         6,130
   Transaction, integration and restructuring costs**          --              --              --            --
                                                         --------       ---------       ---------       -------
                                                           30,315          25,051         104,557        88,640
                                                         --------       ---------       ---------       -------

   Income (loss) from operations                            1,339           3,244          (2,382)        9,603

Other income:
   Interest income, net of expense                           (548)            (73)         (1,256)          270
   Other, net                                                (107)            132            (153)          232
                                                         --------       ---------       ---------       -------
                                                             (655)             59          (1,409)          502
                                                         --------       ---------       ---------       -------

Income (loss) before income taxes                             684           3,303          (3,791)       10,105
Provision (benefit) for income taxes                          403           1,284          (1,178)        3,567
                                                         --------       ---------       ---------       -------
Net income (loss)                                        $    281       $   2,019       $  (2,613)      $ 6,538
                                                         ========       =========       =========       =======


Basic earnings (loss) per share                          $   0.02       $    0.12       $   (0.15)      $  0.38
                                                         ========       =========       =========       =======
Weighted average shares outstanding                        17,206          17,180          17,204        17,124
                                                         ========       =========       =========       =======

Diluted earnings (loss) per share                        $   0.02       $    0.11       $   (0.15)      $  0.37
                                                         ========       =========       =========       =======
Weighted average shares outstanding                        17,713          17,892          17,204        17,722
                                                         ========       =========       =========       =======

* The 1999 periods include a special charge for a valuation reserve on receivables from certain customers totaling $2.2 million.

** Excludes first quarter 1999 charge of $6.4 million.


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